EXHIBIT 32

APPLIED INDUSTRIAL TECHNOLOGIES, INC. FORM 10-K FOR
FISCAL YEAR ENDED JUNE 30, 2019

[The following certification accompanies the Annual Report on Form 10-K for the year ended June 30, 2019, and is not filed, as provided in applicable SEC releases.]

CERTIFICATIONS PURSUANT TO 18 U.S.C. 1350

     In connection with the Form 10-K (the “Report”) of Applied Industrial Technologies, Inc. (the “Company”) for the period ending June 30, 2019, we, Neil A. Schrimsher, President & Chief Executive Officer, and David K. Wells, Vice President-Chief Financial Officer & Treasurer of the Company, certify that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Neil A. Schrimsher	/s/ David K. Wells
Neil A. Schrimsher President & Chief Executive Officer	David K. Wells Vice President-Chief Financial Officer & Treasurer

Dated: August 16, 2019

[A signed original of this written statement has been provided to Applied Industrial Technologies,
Inc. and will be retained by Applied Industrial Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]